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                                                                     Exhibit 7.3

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT PURSUANT TO A REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION.

                                PURCHASE WARRANT

                                   Issued to:

                        Fidelity National Financial, Inc.

                             Exercisable to Purchase

                             Shares of Common Stock

                                       of

                          HomeSeekers.com, Incorporated

                           Void after November 4, 2011

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         This is to certify that, for the value described herein and subject to the terms and conditions set forth below, the Warrantholder (hereinafter defined) is entitled to purchase, and the Company (hereinafter defined) promises and agrees to sell and issue to the Warrantholder, at any time on or after November 5, 2001 and on or before November 6, 2011, at the Exercise Price (hereinafter defined) up to a number of shares of the Company's Common Stock which will result in the Warrantholder owning, including shares of Common Stock issued upon conversion of the Note, assuming full exercise of the Warrant and assuming Warrantholder elects not utilize a Cashless Exercise, 25% of the fully diluted shares of Common Stock outstanding after such exercise. By way of example only, in the event Warrantholder converts the Note into Common Stock, and after such conversion holds 1,000,000 shares of Common Stock, and the number of the fully diluted shares of Common Stock outstanding at the time of exercise, not including the Shares issuable upon exercise of this Warrant, was 100,000,000, this Warrant shall be exercisable for 24,000,000 shares of Common Stock at the Exercise Price. Notwithstanding anything herein to the contrary, under no circumstances is Warrantholder obligated to convert the Note into Common Stock.

         This Warrant Certificate is issued subject to the following terms and conditions:

         1.  Definitions of Certain Terms. Except as may be otherwise clearly
             ----------------------------
required by the context,  the following terms have the following meanings:

         (a) "Additional Shares of Common Stock" means all shares of Common
              ---------------------------------
Stock issued by the Company after the Effective Date, other than the following issuances of securities:

             . securities issued in connection with partnering arrangements or in financing transactions with equipment lessors, banks or similar institutional credit financing sources;

             . securities issued in connection with a bona fide merger, acquisition, reorganization or other business combination of or by the Company;

             . Common Stock issued upon conversion or exercise of options, warrants, preferred stock or other convertible securities of the Company outstanding on the Effective Date;

             . shares of Common Stock issuable or issued under the Company's stock option plan or employee stock purchase plan; and

             . securities issuances made in accordance with the adjustment of the Exercise Price pursuant to Section 4 hereof.

         (b) "Cashless Exercise" means a partial exercise of the Warrants in
              -----------------
which, as payment of the Exercise Price thereof, the Warrantholder surrenders for cancellation by the Company a portion of the Warrants not being exercised that have a fair value (as hereinafter defined) equal to the aggregate Exercise Price of the Shares being acquired on such Cashless Exercise. For purposes hereof, the "fair value" of any Warrants

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surrendered for cancellation in a Cashless Exercise shall be determined by (i)
multiplying the number of the Shares that would otherwise be purchasable if those surrendered Warrants were then being exercised by the closing sale price for one share of Common Stock as of the date of such exercise, as reported by the Nasdaq National Market and (ii) subtracting from the product thereof the Exercise Price of those Shares. A Holder may only elect a Cashless Exercise if the Shares issuable by the Company on such exercise are publicly traded securities.

         (c) "Closing Date" means the date on which the Offering is closed.
              ------------

         (d) "Commission" means the Securities and Exchange Commission.
              ----------

         (e) "Common Stock" means the common stock, $0.001 par value, of the
              ------------
Company.

         (f) "Company" means HomeSeekers.com, Incorporated.
              -------

         (g) "Company's Expenses" means any and all expenses payable by the
              ------------------
Company or the Warrantholder in connection with an offering described in Section 7 hereof, except Warrantholder's Expenses.

         (h) "Exchange Act" means the Securities Exchange Act of 1934, as
              ------------
amended

         (i) "Exercise Price" means the price at which the Warrantholder may
              --------------
purchase one Share upon exercise of Warrants as determined from time to time pursuant to the provisions hereof. The initial Exercise Price is $0.10 per Share.

         (j) "Rules and Regulations" means the rules and regulations of the
              ---------------------
Commission adopted under the Securities Act.

         (k) "Securities Act" means the Securities Act of 1933, as amended.
              --------------

         (l) "Share" or "Shares" refers to one or more shares of Common Stock
              -----      ------
issuable on exercise of the Warrant.

         (m) "Warrantholder" means a record holder of the Warrant or Shares. The
              -------------
initial Warrantholder is Fidelity National Financial, Inc.

         (n) "Warrant" means the warrant evidenced by this certificate or any
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certificate obtained upon transfer or partial exercise of the Warrant evidenced by any such certificate.

         2.  [Intentionally Omitted]

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         3. Exercise of Warrants. All or any part of the Warrant may be
            --------------------
exercised commencing on the Effective Date and ending at 5 p.m. Pacific Time on the tenth anniversary of the Effective Date by surrendering the Warrant, together with appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company, 6490 S. McCarran, Suite D-30, Reno, Nevada 89509, Attention: President, or at such other office or agency as the Company may designate. The date on which such instructions are received by the Company shall be the date of exercise. If the Warrantholder has elected a Cashless Exercise, such instructions shall so state. Upon receipt of notice of exercise, the Company shall immediately instruct its transfer agent to prepare certificates for the Shares to be received by the Warrantholder upon completion of the Warrant exercise. When such certificates are prepared, the Company shall notify the Warrantholder and deliver such certificates to the Warrantholder or in accordance with the Warrantholder's instructions immediately upon payment in full by the Warrantholder, in lawful money of the United States, of the Exercise Price payable with respect to the Shares being purchased, if any. If the Warrantholder shall provide the Company with an opinion of counsel to the effect that such legend is not required, such certificates shall not bear a legend with respect to the Securities Act.

         The number and amount of Shares purchasable under the Warrant shall be fixed upon the first exercise of the Warrant. By way of example only, if the Warrantholder exercised the Warrant, but chose not to exercise the entire Warrant, the maximum number of Shares purchasable under the Warrant shall be fixed upon the date of first exercise. If fewer than all the Shares purchasable under the Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to this Warrant Certificate, evidencing that portion of the Warrant not exercised by fixing the number of Shares purchasable. The Shares to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrants will be deemed to have become a holder of record of those Shares, as of the date of the payment of the Exercise Price.

         By way of example only, in the event Warrantholder converts the Note into Common Stock, and after such conversion holds 1,000,000 shares of Common Stock, and the number of the fully diluted shares of Common Stock outstanding at the time of exercise, not including the Shares issuable upon exercise of this Warrant, was 100,000,000, this Warrant shall be exercisable for 24,000,000 shares of Common Stock at the Exercise Price. If Warrantholder exercised a portion of the Warrant in an amount equal to 5,000,000 shares of Common Stock, the Company would issue a new Warrant Certificate (dated the date hereof) exercisable for 19,000,000 shares.

         4. Adjustments in Certain Events. The number, class, and price of the
            -----------------------------
Shares for which this Warrant is exercisable are subject to adjustment from time to time upon the happening of certain events as follows:

         (a) If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the

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number of Shares for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of Shares for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this subsection 4(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this subsection 4(a).

         (b) In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the holder of this Warrant Certificate will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such event, he had held the number of Shares obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.

         (c) In the event the Company shall issue Additional Shares of Common Stock without consideration or for a consideration per share less than Exercise Price on the day of such issuance, the Exercise Price shall be reduced, concurrently with such issue, to a price determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Exercise Price in effect immediately prior to such issuance; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purposes of this subsection, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all convertible securities had been fully converted into shares of Common Stock and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

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         (d) When any adjustment is required to be made in the number of Shares or other securities or property purchasable upon exercise of the Warrant, the Company will promptly determine the new number of such Shares or other securities or property purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such Shares or other securities or property purchasable upon exercise of the Warrant and (ii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date of the event giving rise to the adjustment.

         (e) No fractional shares of Common Stock or other securities will be issued in connection with the exercise of the Warrant, but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the mean between the bid and asked prices of the Common Stock in the over-the-counter market or the closing price on a national securities exchange on the day immediately prior to exercise.

         (f) If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of such securities will be distributed to the Warrantholder or his assignee upon exercise of this Warrant as the Warrantholder or assignee would have been entitled to if the portion of the Warrant evidenced by this Warrant Certificate had been exercised prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this
Section 4 will also apply to the securities to which the Warrantholder or his assignee is entitled under this subsection 4(f).

         (g) Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the sale of the Shares or other Securities purchasable upon exercise of the Warrant.

         5.  Reservation of Shares. The Company agrees that the number of shares
             ---------------------
of Common Stock or other Shares sufficient to provide for the exercise of the Warrant upon the basis set forth above will at all times during the term of the Warrant be reserved for exercise.

         6.  Validity of Shares. All Shares delivered upon the exercise of the
             ------------------
Warrant will be duly and validly issued in accordance with their terms, and, in the case of capital stock, will, when issued and delivered in accordance with their terms against payment therefor as provided in the Warrant, be fully paid and nonassessable, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.

         7.  Transfer. This Warrant may be sold, transferred, assigned or
             --------
hypothecated by Warrantholder, subject to applicable securities laws. The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates evidencing the same aggregate number of Warrants.

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         8.  No Rights as a Stockholder. Except as otherwise provided herein,
             --------------------------
the Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a stockholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its shareholders.

         9.  Notice. Any notices required or permitted to be given under the
             ------
terms of this Warrant must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and will be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications are:

         If to the Company:

         HomeSeekers.com, Incorporated
         HomeSeekers.com, Incorporated
         6490 S. McCarran, Suite D-30
         Reno, Nevada 89509
         Attn:  President
         Telephone: (775) 824-8054
         Facsimile: (775) 824-8050

         If to Warrantholder:

         Fidelity National Financial, Inc.
         4050 Calle Real
         Santa Barbara, California  93110
         Telephone: (805) 696-7000
         Facsimile: (805) 696-7809
         Attn:  General Counsel

Each party will provide written notice to the other parties of any change in its address.

         10. Applicable Law. This Warrant will be governed by and construed
             --------------
in accordance with the laws of the State of California, without reference to conflict of laws principles thereunder.

                           [signature page to follow]

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         Dated as of November 5, 2001

         HOMESEEKERS.COM, INCORPORATED.

         _____________________________________
         By:      ____________________________
         Its:     ____________________________

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